Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-222093) and S-8 (Nos. 333-180996, 333-186370, 333-194313, 333-202346 and 333-209745) of Merrimack Pharmaceuticals, Inc. of our report dated March 12, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 12, 2018